UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of The

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): February 6, 2012

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33041 (Commission File Number)	04-3526641 (I.R.S. Employer Identification No.)

100 Crosby Drive

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2012, the Compensation Committee of Acme Packet, Inc. (the “Company”) approved grants of non-qualified stock options (“Options”) for Andrew D. Ory, the Company’s President and Chief Executive Officer, Patrick J. MeLampy, the Company’s Chief Technology Officer, Peter J. Minihane, the Company’s Chief Financial Officer and Treasurer, and Dino Di Palma, the Company’s Chief Operating Officer (each a “Recipient”). The amount of Options granted to each of the above named officers was equal to the value of their respective proposed base salary increase and in lieu of such increase in compensation.

If the Recipient remains associated with the Company, 100% of the Options granted to such Recipient will vest on February 6, 2013.

The stock option agreements by and between each of Andrew D. Ory, Patrick J. MeLampy, Peter J. Minihane, and Dino DiPalma and the Company are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Stock Option Agreement by and between Andrew D. Ory and Acme Packet, Inc., dated as of February 6, 2012.

10.2	Stock Option Agreement by and between Patrick J. MeLampy and Acme Packet, Inc., dated as of February 6, 2012.

10.3	Stock Option Agreement by and between Peter J. Minihane and Acme Packet, Inc., dated as of February 6, 2012.

10.4	Stock Option Agreement by and between Dino Di Palma and Acme Packet, Inc., dated as of February 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2012

Acme Packet, Inc.

By:	/s/ Peter J. Minihane
	Name:	Peter J. Minihane
	Title:	Chief Financial Officer and Treasurer